EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2005, 2005

Energy & Engine Technology Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-32129	88-0471842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5308 West Plano Parkway, Plano, Texas 75093
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (972) 732-6360

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2005, the Company entered into Subscription Agreement with Longview Fund, L.P., Longview Equity Fund, L.P. and Longview International Equity Fund, L.P. pursuant to which the investors are to invest a total of $1,500,000 in the Company: $1,000,000 at closing and $500,000 within 5 days after effectiveness of the registration statement to be filed by the Company in connection therewith.  The security is a convertible note bearing interest at the higher of 8% or Prime plus 4%.  The notes have a two year term and are convertible at a 30% discount to the average of the five lowest closing bid prices for the 20 trading days preceding the conversion date, with a $.05 per share minimum conversion price  The Company will also issue to the investors 100% warrant coverage exercisable at $.12 per share with a five year term and 5,000,000 warrants exercisable at $.20 per share with a five year term. The notes are secured by a first lien on the assets of the Company and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:	May 3, 2005	Energy & Engine Technology Corporation

By: /s/ Jolie G. Kahn
Jolie G. Kahn
General Counsel